UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 23, 2007, the Board of Trustees of Hersha Hospitality Trust (“Hersha”) approved Articles of Amendment to the Articles of Amendment and Restatement of the Declaration of Trust of Hersha (the “Charter”). The amendment to the Charter amends and restates Section 1 of Article VI of the Charter in its entirety to reclassify 49,000,000 shares of its previously classified but unissued Class B Common Shares of Beneficial Interest into 30,000,000 Priority Class A Common Shares of Beneficial Interest, par value $0.01 per share and 19,000,000 preferred shares of beneficial interest, par value $0.01 per share. A copy of Hersha’s Articles of Amendment to the Charter in the form filed with the Maryland State Department of Assessments and Taxation and declared effective on May 24, 2007 is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	3.1 Articles of Amendment to Declaration of Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 25, 2007	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer